UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):
March 25, 2011
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 25, 2011, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into an “at the market” sales agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), as the Company’s non-exclusive sales manager, pursuant to which the Company intends to sell up to 2,000,000 shares of its 8.0% Series D Cumulative Preferred Stock par value $0.01 per share (liquidation preference $50.00 per share), from time to time.  The Company’s 8.0% Series D Cumulative Preferred Stock trades on the NYSE Amex under the symbol “MHR.PR.D.”

Pursuant to the Sales Agreement, the sales, if any, of the Company’s 8.0% Series D Cumulative Preferred Stock made under the Sales Agreement will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices including sales made directly on the NYSE Amex, or sales made through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and the Company.

The Sales Agreement provides for compensation to MLV ranging from 2% to 5% of the gross proceeds from the sale of shares of Series D Cumulative Preferred Stock, as detailed through various side letter agreements mutually agreed upon by the Company and MLV from time to time.  The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal the Company’s net proceeds for the sale of the shares. The Company has also agreed to indemnify MLV against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Financial Statements and Exhibits.

The Company is also filing this Current Report on Form 8-K to provide the legal opinions of Fulbright & Jaworski L.L.P., copies of which are filed as Exhibit 5.1 and Exhibit 8.1 to this Current Report on Form 8-K, and the written consent of Cawley, Gillespie & Associates, Inc., a copy of which is filed as Exhibit 23.3 to this Current Report on Form 8-K, relating to the Company’s prospectus supplement filed with the Securities and Exchange Commission on March 28, 2011 regarding the “at the market offering” of up to 2,000,000 shares of the Company’s 8.0% Series D Cumulative Preferred Stock. Additionally, the Company is filing this Current Report on Forn 8-K to provide its Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, a copy of which is filed as Exhibit 99.1 to this Current Report on Forn 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	At the Market Sales Agreement, dated March 25, 2011 between Magnum Hunter Resources Corporation and McNicoll, Lewis and Vlak, LLC
5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)
23.3	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 28, 2011	By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	At the Market Sales Agreement, dated March 25, 2011 between Magnum Hunter Resources Corporation and McNicoll, Lewis and Vlak, LLC
5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)
23.3	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Ratio of Earnings to Fixed Charges and Preferred Stock Dividends